**SUBLEASE BETWEEN NAPERVILLE PSYCHIATRIC VENTURES, d/b/a LINDEN OAKS HOSPITAL AND THE BERMAN CENTER, INC**

This Sublease is made and entered into as of the 1st day of September, 2005, by and between Naperville Psychiatric Ventures, d/b/a Linden Oaks Hospital ("Sublessor") and The Berman Center, LLC ("Sublessee").

WHEREAS, Sublessor has entered into a lease ("Principal Lease") with Wheaton Office Development Investors Associates, ("Lessor") for the premises commonly known as Suite 112 of Hobson Medical Campus, 1220 Hobson Road, Naperville, Illinois (the "Building"); and

WHEREAS, Sublessor desires to sublease Suite 112 (the "Subleased Premises") containing approximately eight hundred thirty-seven (837) square feet to Sublessee; and

WHEREAS, the Principal Lease is attached hereto as Attachment A, and is incorporated herein by reference; and

NOW THEREFORE, in consideration of their mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. TERM: The Subleased Premises shall be leased for an initial term commencing on September 1, 2005 and terminating May 31, 2006 or on such earlier date as this sublease may terminate as hereinafter provided. The initial term may be extended to August 31, 2006, under the same terms and conditions, provided that Sublessor is able to negotiate an extension of the Principal Lease with the Lessor. Sublessor shall have possession of the Subleased Premises on the following days and times and no other:

| | |
|---|---|
| Tuesdays | 9:00 a.m. to 5:00 p.m. |
| Wednesdays | 9:00 a.m. to 1:00 p.m. |
| Thursdays | 9:00 a.m. to 5:00 p.m. |

2. DESCRIPTION: The Subleased Premises shall consist of Suite 112 of Hobson Medical Campus, 1220 Hobson Road, Naperville, Illinois, containing approximately 837 rentable square feet.

3. SUBLESSEE OBLIGATIONS UNDER SUBLEASE: It is specifically agreed that in the event Sublessee fails to take possession of the Subleased Premises, which have been substantially completed and made available such that they are ready to be occupied for the conduct of business by September 1, 2005, or ceases to operate a medical practice at the Subleased Premises prior to the end of the term as set forth in this Sublease, such failure or cessation shall not relieve or discharge Sublessee from its other obligations under and pursuant to this Sublease, including, but not limited to, the payment of rent, unless the parties mutually agree to terminate this Sublease in writing.

4. PRINCIPAL LEASE TERMS: Except as set forth herein, this Sublease is made upon, and shall be subject to, all of the terms, covenants and conditions of the Principal Lease, and the terms, covenants and conditions of which are hereby incorporated herein by reference. Sublessee hereby covenants and agrees to perform, observe and be bound by all of the terms,

covenants, acknowledgments, and conditions by or on the part of the Sublessor under the Principal Lease from and after the date hereof, excluding the payment obligations, and to hold Sublessor harmless from and against any liabilities under or pursuant to the Principal Lease from and after the date hereof, by reason of Sublessee's failure to fully comply with any and all of said duties, covenants and obligations of the Sublessor under and pursuant thereto or by reason of Sublessee's conduct or management of the business conducted by Sublessee. Notwithstanding anything herein to the contrary, Sublessee shall have none of Sublessor's option rights, assignment and subletting rights provided for in the Principal Lease.

Sublessee agrees that to the extent not expressly prohibited by law, the Lessor, and Sublessor, their officers, agents and employees, shall not be liable for any damage either to person or property, other than damage or injury solely caused by the actions or omissions of Lessor or Sublessor, sustained by the Sublessee or its employees or agents due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about said Building, or due to any act or neglect of any tenant or occupant of said Building of any other person, other than Lessor or Sublessor.

5. <u>SUBLESSOR'S DUTIES</u>:

a) Sublessee acknowledges that pursuant to this Sublease covenant, Sublessor does not agree to do or perform any obligations undertaken or assumed by the Lessor under the Principal Lease; Sublessor will however use its best efforts to obtain performance by Lessor under the Principal Lease.

b) Sublessor shall promptly forward to Sublessee any written notice received from the Lessor under the Principal Lease.

6. <u>RENT</u>: Sublessee agrees to pay Sublessor Two Thousand Dollars ($2,000.00) per month as the gross rent for the Subleased Premises. Rent includes: common area maintenance expenses, general real estate taxes, and costs incurred by Sublessor for snow plowing and shoveling, landscape maintenance, window washing and repair, utilities for the building exterior, hallways and lobbies, janitorial supplies and services for the hallways and lobbies, elevator maintenance, redecorating of the hallways and lobbies, and an annual supervision fee. Rent also includes: the use of furnishings, copier, facsimile, and phone system currently in the Subleased Premises; janitorial services for the Premises; and all utilities. The rent will be due on the first day of each month, in advance. If this Sublease begins on any day other than the first day, rent shall be prorated for that month based on the number of days the Subleased Premises are leased.

All payments shall be made to:

Naperville Psychiatric Ventures
d/b/a Linden Oaks Hospital
801 S. Washington
Naperville, Illinois 60540
Attn: Controller

or to such other address and/or individual as designated by Sublessor by written notice to Sublessee.

Sublessee shall provide its own examination table and stool for the exam room. Sublessee may peform interior improvements to Subleased Premises only upon approval of Lessor and such improvement costs shall be the sole financial responsibility of Sublessee.

7. RENEWAL OPTION: Provided Sublessee has not been notified of default under the terms of this Sublease, and Sublessor decides to renew the Principal Lease, Sublessee shall have the option to renew this Sublease upon mutual agreement of the parties. Sublessee may exercise this option by sending written notice to Sublessor not less than Ninety (90) days prior to the expiration of the initial sublease term.

8. ACCEPTANCE OF THE DEMISED PREMISES: Sublessor subleases to Sublessee, and Sublessee hires from Sublessor, the Subleased Premises upon and subject to the terms and conditions herein set forth, in its "as is" condition, existing on the date possession is delivered to Sublessee, without requiring any further alterations, improvements, repairs or decorations to be made by Sublessor, or at Sublessor's expense, either at the time possession is given to Sublessor or during the entire term of this Sublease.

The taking possession of said Subleased Premises by the Sublessee shall be conclusive evidence that said Subleased Premises were in good and satisfactory condition with possession of the same was so taken; and the Sublessee will, at the termination of this Sublease by lapse of time or otherwise, return said Subleased Premises to the Sublessor in as good condition as when received, loss by fire and ordinary wear excepted.

Sublessee and Sublessor agree that each party will be responsible for any damage caused to the other party's equipment or property and shall at its sole cost and expense, assume full and complete responsibility for the repair or replacement of said equipment or property. In no instance will Lessor be held responsible for any such damage caused by another party.

9. USE: The Subleased Premises shall only be used as physician office and for no other purpose.

10. REPAIRS AND ALTERATIONS: The Lessor, with prior notice, or if in an emergency, without prior notice, may enter said Subleased Premises at all reasonable times for the purpose of making inspections and/or repairs therein as it shall deem necessary for the safety, preservation or improvement of said Subleased Premises or said Building. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Subleased Premises excluding Sublessee's vaults and safes, and Lessor shall have the right to enter the Sublessee's Premises in an emergency and to use any and all means which Lessor may deem proper to open said doors in such emergency, and any entry to the Subleased Premises obtained by Lessor by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction of Sublessee from the Subleased Premises or any portion thereof. With the exception of maintenance and repairs deemed necessary by Lessor, Sublessee shall be responsible for all maintenance and repairs (including repainting and

redecorating) with respect to the Subleased Premises. The Sublessee will make no alternations in or addition to said Subleased Premises without Sublessee first obtaining the Lessor's and Sublessor's written consent and Sublessee shall submit to Lessor and Sublessor, upon request, paid bills, contractor's affidavits and full and final lien waivers for any alternations or repairs made by Sublessee. All permanent improvements, erections or additions made by the Sublessee to the Subleased Premises shall, upon the termination of this Sublease, accede to and become the property of the Sublessor.

11. COVENANTS OF SUBLESSEE: Sublessee hereby covenants and agrees with Sublessor as follows:

a) Sublessee assumes all risk of loss and damage to the equipment and to Sublessee's property located or stored in or upon the Subleased Premises from any cause except damage or loss caused by the negligence of Lessor or Sublessor or Lessor or Sublessor's agents or employees.

b) Sublessee shall be responsible for and pay all taxes assessed against Sublessee's personal property located or stored in or upon the Subleased Premises.

c) Sublessee shall comply with and conform to all federal, state and local laws and ordinances, and all regulations of any department relating to Sublessee's use of the Subleased Premises. Sublessee shall also comply with any rules and regulations contained in Exhibit D of the Principal Lease, attached herein as Attachment A.

d) Subject to Sublessee's option to renew the initial tenancy as set forth in Section 7, Sublessee shall deliver the Subleased Premises upon termination of the initial tenancy (or any extension or renewal) or upon default in the payment of rent and Sublessor shall have the right to enter and take possession of the Subleased Premises without process of law upon termination of this Sublease.

e) Sublessee shall not do anything which would constitute a default under the Principal Lease or omit to do anything which Sublessee is obligated to do under the terms of this Sublease and which would constitute a default under the Principal Lease.

12. INSURANCE: Sublessee shall maintain insurance on Sublessee's leasehold improvements and on the contents of property in or about the Subleased Premises. Sublessee shall, at its own cost and expense, obtain and keep in force at all times, for its own benefit and the benefit of Sublessor and Lessor, public liability insurance with coverage of not less than Two Million Dollars ($2,000,000.00) per claim or occurrence for general liability. All liability policies shall name the Sublessor, Lessor and Mortgagee as additional insureds. Sublessee shall provide Sublessor a certificate of insurance evidencing the required coverage.

13. ASSIGNMENT OR SUBLETTING: Sublessee may not assign or sublease Sublessee's rights in or interest under this Sublease without prior written consent of Sublessor, which consent shall not be unreasonably withheld.

14. DEFAULT: In the event that (i) Sublessee shall be in default under any of the provisions of this Sublease, and shall continue to be in default after thirty (30) days' written notice thereof from Sublessor if a covenant or condition has been breached or after five (5) days' written notice if rental payments have not been paid when due; or (ii) a petition in bankruptcy be filed by or against Sublessee in any court of competent jurisdiction, or (iii) Sublessee be declared insolvent by any court of competent jurisdiction and a receiver of Sublessee's property appointed, or (iv) Sublessee resorts to an assignment of the assets for the benefit of Sublessee's creditors; then Sublessor shall have the right to terminate this Sublease, take possession of the premises referred to herein, remove any property located on the premises adding any costs or expenses to the amount of rent due by Sublessor and, this Sublease shall immediately terminate.

15. NOTICE: Any notice herein required or permitted to be given shall be deemed given if and when mailed in a sealed envelope by United States certified mail, return receipt requested, postage prepaid properly addressed as follows:

a. LESSOR: Hobson Medical Building Venture, L.L.C.
12 Sylvia Lane
Naperville, Illinois 60540

b. SUBLESSOR: Naperville Psychiatric Ventures
d/b/a Linden Oaks Hospital
801 S. Washington Street
P. O. Box 3060
Naperville, Illinois 60566-7060
Attn: Mary Lou Mastro
with a copy to VP/General Counsel at the above address

c. SUBLESSEE: The Berman Center, LLC
211 E. Ontario – Suite 800
Chicago, Illinois 60611
Attn: Sam Chapman

16. ATTORNEY'S FEES: Sublessee agrees to pay all costs, expenses, losses or damages, including reasonable attorney's fees, incurred by Sublessor in enforcing the terms and provisions of this sublease, provided Sublessor prevails.

17. MISCELLANEOUS:

a. This Sublease contains the entire agreement between the parties and supersedes all prior agreements between the parties hereto.

b. Each provision of the Sublease shall extend to and shall bind and inure to the benefit of the Sublessor and Sublessee and their respective heirs, legal representative, successors, and assigns.

c. The waiver by Sublessor or Sublessee of any term, covenant or condition herein contained, or any default of the Sublessor or Sublessee pertaining thereto shall not

be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any forbearance by Sublessor or Sublessee to seek a remedy for any default by the other be a waiver of any of the rights and remedies of Sublessor or Sublessee hereunder or by law granted or permitted, with respect to such, or subsequent default. The subsequent acceptance of rent hereunder by Sublessor shall not be deemed to be a waiver of any preceding breach by Sublessee of any term, covenant or condition of the Sublease, other than the failure of Sublessee to pay the particular rental so accepted, regardless of Sublessor's knowledge of such preceding breach at the time of acceptance of such rent.

d. Time is of the essence of this Sublease and each and all of its provisions.

e. This Sublease and the rights of the parties hereto shall be interpreted and determined in accordance with the laws of Illinois. Sole and exclusive venue for any disputes arising hereunder shall be the Circuit Court of the 18th Judicial Circuit, DuPage County, Illinois.

f. Sublessee agrees, during the term of this Sublease and any renewal term, that Sublessee shall not in connection with its medical practice or otherwise, dispense drugs or medicines to patients at the Subleased premises not permitted by the Illinois Medical Practice Act and/or Dental Practice Act.

18. SUBLESSOR'S RIGHT OF INSPECTION: Lessor and Lessor's agents or Sublessor and Sublessor's agents shall have access to the Subleased Premises at all reasonable times upon at least forty-eight (48) hours notice, and at any time in the event of any emergency, for the purpose of examining and inspecting same, provided that Lessor and Lessor's agents or Sublessor and Sublessor's agents shall not unreasonably interfere with Sublessee's use of the Subleased Premises.

19. GOVERNING INSTRUMENT: The relationship between Sublessor and Sublessee shall in all respects be governed by, and be conducted in accordance with, the terms and conditions of the Principal Lease to the extent such terms and conditions are not inconsistent with the terms and conditions of this Sublease. In the event of any inconsistencies between the terms and provisions of the Principal Lease and the terms and conditions of this Sublease, the terms and provisions of this Sublease shall govern.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this sublease under seal on the day and year first above written.

| SUBLESSOR: | SUBLESSEE: |
|---|---|
| **NAPERVILLE PSYCHIATRIC VENTURES d/b/a LINDEN OAKSHOSPITAL** | **THE BERMAN CENTER, LLC** |
| By: *Mary Lou Mastro* | By: [signature] |
| Mary Lou Mastro | Name: *Samuel P. Chapman* |

President

Title: CFO

G:\Leases\Berman Center Sublease Suite 212 8.2.2005